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Exhibit 10.10

FIRST AMENDMENT TO THIRD
AMENDED AND RESTATED CREDIT AGREEMENT

        THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (hereinafter referred to as the "Amendment") executed as of the 31st day of March, 2004, by and among ADDISON ENERGY INC., an Alberta, Canada corporation (the "Borrower"), BANK ONE, NA, CANADA BRANCH, a national banking association ("Bank One"), each of the financial institutions which is a party hereto (as evidenced by the signature pages to this Amendment) or which may from time to time become a party hereto pursuant to the provisions of Section 28 of the Third Amended and Restated Credit Agreement or any successor or assignee thereof (hereinafter collectively referred to as "Lenders", and individually, "Lender"), Bank One, as Administrative Agent ("Agent"), BNP PARIBAS (CANADA), as Syndication Agent, THE BANK OF NOVA SCOTIA, as Co-Documentation Agent and THE TORONTO-DOMINION BANK, as Co-Documentation Agent. Capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in that certain Third Amended and Restated Credit Agreement dated as of January 27, 2004, by and among the Borrower, Agent and the Lenders (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement").

WITNESSETH:

        WHEREAS, the Borrower has requested that the Agent and the Lenders amend the Credit Agreement to permit the U.S. Borrowers to enter into additional Rate Management Transactions that, together with the Rate Management Transactions described on Schedule 9 to the Credit Agreement, as in effect on the date hereof, are designed to hedge, provide a price floor for, or swap up to 47,200,000 mmbtu of crude oil and/or natural gas with a term expiring no later than December 31, 2013; and Agent and the Lenders have agreed to do so on the terms and conditions hereinafter set forth.

        NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrower, Agent and the Lenders, hereby agree as follows:

SECTION 1. Amendment to Credit Agreement.    Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 3 hereof, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Credit Agreement shall be amended in the manner provided in this Section 1.

        1.1   Additional Definitions. The following definition shall be and it hereby is added in alphabetical order to Section 1 of the Credit Agreement:

        First Amendment Effective Date means March 31, 2004.

        1.2   Amended Definitions. The following definitions in Section 1 of the Credit Agreement shall be and they hereby are amended in their entirety as follows:

        North Coast Counterparty means, with respect to each North Coast Hedge, (i) each of the Persons identified as a counterparty to a North Coast Hedge on the attached Schedule 9 and (ii) from and after the First Amendment Effective Date, any Approved Counterparty that is a Lender (for purposes of this definition, as defined in the preamble to the U.S. Credit Agreement) or an Affiliate of any Lender on the date any U.S. Borrower enters into such North Coast Hedge with such Approved Counterparty regardless of whether such Approved Counterparty or its Affiliate ceases to be a Lender thereafter. For the avoidance of doubt, no counterparty to any particular Rate Management Transaction of any U.S. Borrower shall be a "North Coast Counterparty" unless such counterparty is a Lender or an Affiliate of a Lender at the time such U.S. Borrower or U.S. Borrowers and such counterparty enter into such Rate Management Transaction.

        North Coast Hedge means (i) the Rate Management Transactions entered into by the U.S. Borrowers with a North Coast Counterparty described on the attached Schedule 9 and (ii) from and after the First

Amendment Effective Date, all other Rate Management Transactions entered into by any U.S. Borrower with a North Coast Counterparty, that, together with all other such Rate Management Transactions then in effect (including the Rate Management Transactions described in clause (i) above), is designed to hedge, provide a price floor for, or swap crude oil or natural gas or otherwise sell not more than 47,200,000 mmbtu of the aggregate anticipated production from proved, developed producing reserves of crude oil and/or natural gas of North Coast; provided that such (x) Rate Management Transaction has a term expiring no later than December 31, 2013 and (y) with respect to any such Rate Management Transaction entered into after the First Amendment Effective Date, the U.S. Borrowers include such Rate Management Transaction on the list required under Section 12(a)(vi) hereof for the first fiscal quarter ending after any U.S. Borrower enters into such Rate Management Transaction and thereafter. Any Rate Management Transaction included on the list required under Section 12(a)(vi) shall be a "North Coast Hedge" and, unless otherwise terminated in accordance with its terms, shall remain on such list unless otherwise removed by the U.S. Borrowers with the prior written consent of the Agent, Required Lenders and the Lender or Lender Affiliate counterparty to such Rate Management Transaction.

        1.3   Amended Affirmative Covenant. Section 12(a) of the Credit Agreement shall be and it hereby is amended by deleting the "and" at the end of clause (iv), deleting the period at the end of clause (v), inserting "; and" at the end of clause (v), and inserting the following clause at the end of such Section as Section 12(a)(vi):

          (vi)  As soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter of each year, a list of all North Coast Hedges then in effect and not otherwise described on Schedule "9" attached hereto.

SECTION 2. Reaffirmation of Representations and Warranties.    Except to the extent its provisions are specifically amended, modified or superseded by this Amendment, the representations, warranties and affirmative and negative covenants of the Borrower contained in the Credit Agreement are incorporated herein by reference for all purposes as if copied herein in full. The Borrower hereby restates and reaffirms each and every term and provision of the Credit Agreement, as amended, including, without limitation, all representations, warranties and affirmative and negative covenants. Except to the extent its provisions are specifically amended, modified or superseded by this Amendment, the Credit Agreement, as amended, and all terms and provisions thereof shall remain in full force and effect, and the same in all respects are confirmed and approved by the Borrower, the Agent and the Lenders.

SECTION 3. Conditions.    The amendment to the Credit Agreement contained in Section 1 of this Amendment shall be effective upon the satisfaction of each of the conditions set forth in this Section 3.

        3.1   Execution and Delivery. The Borrower shall have executed and delivered this Amendment, and other required documents, all in form and substance satisfactory to the Agent.

        3.2   Amendment of Other Agreements. The Agent shall have received a fully-executed copy of the amendment to the U.S. Credit Agreement in the form attached hereto as Exhibit "A".

        3.3   Representations and Warranties. The representations and warranties of the Borrower under this Amendment are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties related solely to an earlier date).

        3.4   No Event of Default. No Event of Default shall have occurred and be continuing nor shall any event have occurred or failed to occur which, with the passage of time or service of notice, or both, would constitute an Event of Default.

        3.5   Other Documents. The Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Agent or its counsel may reasonably request, and all such documents shall be in form and substance satisfactory to the Agent.

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        3.6   Legal Matters Satisfactory. All legal matters incident to the consummation of the transactions contemplated hereby shall be reasonably satisfactory to special counsel for the Agent retained at the expense of the Borrower.

SECTION 4. Miscellaneous.

        4.1   Additional Representations and Warranties. The Borrower hereby represents and warrants that all factual information, if any, heretofore and contemporaneously furnished by or on behalf of the Borrower to Agent for purposes of or in connection with this Amendment does not contain any untrue statement of a material fact or omit to state any material fact necessary to keep the statements contained herein or therein from being misleading. Each of the foregoing representations and warranties shall constitute a representation and warranty of the Borrower made under the Credit Agreement, and it shall be an Event of Default if any such representation and warranty shall prove to have been incorrect or false in any material respect at the time given. Each of the representations and warranties made under the Credit Agreement (including those made herein) shall survive and not be waived by the execution and delivery of this Amendment or any investigation by Agent or the Lenders.

        4.2   Indemnification. The Borrower agrees to indemnify and hold harmless Agent and the Lenders and their respective officers, employees, agents, attorneys and representatives (singularly, an "Indemnified Party", and collectively, the "Indemnified Parties") from and against any loss, cost, liability, damage or expense (including the reasonable fees and out-of-pocket expenses of counsel to Agent or the Lenders, including all local counsel hired by such counsel) ("Claim") incurred by Agent or the Lenders in investigating or preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law, federal or state environmental law, or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon any acts, practices or omissions or alleged acts, practices or omissions of the Borrower or its agents or arises in connection with the duties, obligations or performance of the Indemnified Parties in negotiating, preparing, executing, accepting, keeping, completing, countersigning, issuing, selling, delivering, releasing, assigning, handling, certifying, processing or receiving or taking any other action with respect to the Loan Documents and all documents, items and materials contemplated thereby even if any of the foregoing arises out of an Indemnified Party's ordinary negligence. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to the Lenders hereunder or at common law or otherwise, and shall survive any termination of this Amendment, the expiration of the Loan and the payment of all indebtedness of the Borrower to the Lenders hereunder and under the Notes, provided that the Borrower shall have no obligation under this section to the Lenders with respect to any of the foregoing arising out of the gross negligence or willful misconduct of the Lenders. If any Claim is asserted against any Indemnified Party, the Indemnified Party shall endeavor to notify the Borrower of such Claim (but failure to do so shall not affect the indemnification herein made except to the extent of the actual harm caused by such failure). The Indemnified Party shall have the right to employ, at the Borrower's expense, counsel of the Indemnified Parties' choosing and to control the defense of the Claim. The Borrower may at its own expense also participate in the defense of any Claim. Each Indemnified Party may employ separate counsel in connection with any Claim to the extent such Indemnified Party believes it reasonably prudent to protect such Indemnified Party. The parties intend for the provisions of this Section to apply to and protect each Indemnified Party from the consequences of strict liability imposed or threatened to be imposed on any Indemnified Party as well as from the consequences of its own negligence, whether or not that negligence is the sole, contributing, or concurring cause of any Claim, but not from any portion of such Claim arising from the gross negligence or willful misconduct of any Indemnified Party.

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        4.3   Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. However, this Amendment shall bind no party until the Borrower, Agent and Lenders have executed a counterpart. Facsimiles shall be effective as originals.

        4.4   WRITTEN CREDIT AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED, REPRESENTS THE FINAL AGREEMENT BETWEEN AND AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AND AMONG THE PARTIES.

        4.5   No Impairment. The Borrower acknowledges and agrees that the renewal, extension and amendment of the Credit Agreement shall not be considered a novation of account or new contract but that all existing rights, titles, powers, and estates in favor of Agent and the Lenders constitute valid and existing obligations in favor of Agent and the Lenders. The Borrower confirms and agrees that (a) neither the execution of this Amendment nor any other Loan Document nor the consummation of the transactions described herein and therein shall in any way effect, impair or limit the covenants, liabilities, obligations and duties of the Borrower under the Loan Documents and (b) the obligations evidenced and secured by the Loan Documents continue in full force and effect.

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        IN WITNESS WHEREOF, the parties have caused this First Amendment to Third Amended and Restated Credit Agreement to be duly executed as of the date first above written.

BORROWER:
ADDISON ENERGY INC.
By: /s/ J. DOUGLAS RAMSEY Name: J. Douglas Ramsey Title: Vice President and Chief Financial Officer

LENDERS:
BANK ONE, NA, CANADA BRANCH as a Lender and as Administrative Agent
By: /s/ THOMAS E. BOTH Name: Thomas E. Both Title: Director, Capital Markets

BNP PARIBAS (CANADA) as a Lender and as Syndication Agent
By: /s/ EDWARD PAK Edward Pak Name: Edward Pak Title: Assistant Vice President
By: /s/ MICHAEL GOSSELIN Name: Michael Gosselin Title: Managing Director

COMERICA BANK, CANADA BRANCH as a Lender
By: /s/ ROBERT C. ROSEN Name: Robert C. Rosen Title: Vice President

THE BANK OF NOVA SCOTIA as a Lender and as a Co-Documentation Agent
By: Name: Title:

JPMORGAN CHASE BANK, TORONTO BRANCH as a Lender
By: /s/ DREW MCDONALD Name: Drew McDonald Title: Vice President

THE TORONTO-DOMINION BANK as a Lender and as a Co-Documentation Agent
By: /s/ DEBBI BRITO Name: Debbi Brito Title: Assistant Manager Corporate Accounts

UNION BANK OF CALIFORNIA CANADA BRANCH as a Lender
By: /s/ DUSTIN GASPARI Name: Dustin Gaspari Title: Vice President
By: /s/ JAMES CHEPYHA Name: James Chepyha Title: Vice President

CREDIT SUISSE FIRST BOSTON TORONTO BRANCH as a Lender
By: Name: Title:
By: Name: Title:

BANK OF AMERICA N.A., CANADA BRANCH by its Canada branch as a Lender
By: Name: Title:

EXHIBIT A
FIRST AMENDMENT TO U.S. CREDIT AGREEMENT

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  Exhibit 10.10
FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT
WITNESSETH